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EXHIBIT NO. 99: CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995


Written or oral statements made by Alcan or its representatives, including statements set forth in Alcan's Form 10-Q for the quarter ended March 31, 2002, which describe the Company's or management's objectives, projections, estimates, expectations or predictions of the future may be "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "estimates," "anticipates" or the negative thereof or other variations thereon. The Company cautions that, by their nature, forward-looking statements involve risk and uncertainty and that the Company's actual actions or results could differ materially from those expressed or implied in such forward-looking statements or could affect the extent to which a particular projection is realized.

Important factors which could cause the Company's actual performance to differ materially from projections or expectations included in forward-looking statements include global aluminum supply and demand conditions, aluminum ingot prices and changes in raw materials costs and availability, changes in the relative values of various currencies, cyclical demand and pricing within the principal markets for the Company's products, changes in government regulations, particularly those affecting environmental, health or safety compliance, economic developments, relationships with and financial and operating conditions of customers and suppliers, the effect of integrating acquired businesses and the ability to attain expected benefits, and other factors within the countries in which the Company operates or sells its products and other factors relating to the Company's ongoing operations including, but not limited to, litigation, labour negotiations and fiscal regimes.

The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Copies of the Company's filings may be obtained at no cost by contacting the Company c/o the Corporate Secretary (514-848-8000) or the United States Securities and Exchange Commission at http://www.sec.gov.


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